                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                  __________
                                   FORM T-1


                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305-(b) (2)
                                   _________
                      IBJ WHITEHALL BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

      New York                                     13-5375195
(State of Incorporation                         (I.R.S. Employer
if not a U.S. national bank)                   Identification No.)

One State Street, New York, New York                  10004
(Address of principal executive offices)            (Zip code)

                   Terence Rawlins, Assistant Vice President
                      IBJ Whitehall Bank & Trust Company
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                          STATER BROS. HOLDINGS, INC.
          (Exact name of each registrant as specified in its charter)


Delaware                                                        33-0350671
(State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                             Identification No.)

21700 Barton Road
Colton, CA                                                       92324
(Address of principal executive office)                        (Zip code)

                         10-3/4% Senior Notes due 2006
                        (Title of Indenture Securities)

Item 1.   General information

               Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department,
                    Two Rector Street, New York, New
                    York

                    Federal Deposit Insurance Corporation,
                    Washington, D.C.

                    Federal Reserve Bank of New York
                    Second District,
                    33 Liberty Street, New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.   Affiliations with the Obligors.

               If the obligors are an affiliate of the trustee, describe each such affiliation.

               The obligors are not an affiliate of the trustee.

Item 13.       Defaults by the Obligors.


          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                     None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                     None

Item 16.       List of exhibits.

               List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Whitehall Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460 & 333-46849).

     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 333-46849).

     5.        Not Applicable

     6.        The consent of United States institutional trustee required by
               Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE
                                     ----

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of August, 1999.


                                  IBJ WHITEHALL BANK & TRUST COMPANY



                                  By:  /s/ Terence Rawlins
                                     -------------------------------------------
                                           Terence Rawlins
                                           Assistant Vice President

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of August, 1999.



                                  IBJ WHITEHALL BANK & TRUST COMPANY



                                  By:  /s/ Terence Rawlins
                                     -------------------------------------------
                                           Terence Rawlins
                                           Assistant Vice President

                                   Exhibit 6

                              CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Stater Bros. Holdings, Inc., of it's 10 3/4% Senior Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                  IBJ WHITEHALL BANK & TRUST COMPANY



                                  By:  /s/ Terence Rawlins
                                     -------------------------------------------
                                           Terence Rawlins
                                           Assistant Vice President




Dated: August 16, 1999

                                   Exhibit 6

                              CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Stater Bros. Holdings, Inc., of it's 10 3/4% Senior Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                  IBJ WHITEHALL BANK & TRUST COMPANY



                                  By:  /s/ Terence Rawlins
                                     -------------------------------------------
                                           Terence Rawlins
                                           Assistant Vice President



Dated: August 16, 1999

                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                      IBJ WHITEHALL BANK & TRUST COMPANY
                             of New York, New York
                     And Foreign and Domestic Subsidiaries

                          Report as of March 31, 1999

                                                                               Dollar Amounts
                                                                               in Thousands
                                                                               --------------

                                     ASSETS
                                     ------

1.   Cash and balance due from depository institutions:
     a.   Non-interest-bearing balances and currency and coin....................................   $   21,794
     b.   Interest-bearing balances..............................................................   $   24,039

2.   Securities:
     a.   Held-to-maturity securities............................................................   $       -0-
     b.   Available-for-sale securities..........................................................   $  192,664

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs

     Federal Funds sold and Securities purchased under agreements to resell......................   $   90,207

4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income...........................   $2,045,440
     b.   LESS: Allowance for loan and lease losses..........................   $   64,777
     c.   LESS: Allocated transfer risk reserve..............................   $       -0-
     d.   Loans and leases, net of unearned income, allowance, and reserve.......................   $1,980,663

5.   Trading assets held in trading accounts.....................................................   $      783

6.   Premises and fixed assets (including capitalized leases)....................................   $    6,188

7.   Other real estate owned.....................................................................   $       -0-

8.   Investments in unconsolidated subsidiaries and associated companies.........................   $       -0-

9.   Customers' liability to this bank on acceptances outstanding................................   $      615

10.  Intangible assets...........................................................................   $   12,786

11.  Other assets................................................................................   $   61,758

12.       TOTAL ASSETS...........................................................................   $2,391,497

                                  LIABILITIES
                                  -----------

13.  Deposits:
     a.   In domestic offices....................................................................   $  722,967

     (1)  Noninterest-bearing................................................   $  155,445
     (2)  Interest-bearing...................................................   $  567,522

     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs..........................   $1,111,757

     (1)  Noninterest-bearing................................................   $   14,819
     (2)  Interest-bearing...................................................   $1,096,938

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase..................   $  105,000

15.  a.   Demand notes issued to the U.S. Treasury...............................................   $    3,000

     b.   Trading Liabilities....................................................................   $      468

16.  Other borrowed money:
     a.   With a remaining maturity of one year or less..........................................   $   25,002
     b.   With a remaining maturity of more than one year........................................   $    1,375
     c.   With a remaining maturity of more than three years.....................................   $    3,550

17.  Not applicable.

18.  Bank's liability on acceptances executed and outstanding....................................   $      615

19.  Subordinated notes and debentures...........................................................   $  100,000

20.  Other liabilities...........................................................................   $   68,528

21.  TOTAL LIABILITIES...........................................................................   $2,142,262

22.  Limited-life preferred stock and related surplus............................................   $      N/A

                                EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus...............................................   $       -0-

24.  Common stock................................................................................   $   28,958

25.  Surplus (exclude all surplus related to preferred stock)....................................   $  210,319

26.  a.   Undivided profits and capital reserves.................................................   $    9,707

     b.   Net unrealized gains (losses) on available-for-sale securities.........................   $      251

     c.   Accumulated net gains (losses) on cash flow hedges.....................................   $       -0-

27.  Cumulative foreign currency translation adjustments.........................................   $       -0-

28.  TOTAL EQUITY CAPITAL........................................................................   $  249,235

29.  TOTAL LIABILITIES AND EQUITY CAPITAL........................................................   $2,391,497